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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         -------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                       ----------------------------------


       Date of Report (Date of earliest event reported): NOVEMBER 4, 1998



                             SUMMIT PROPERTIES INC.
               (Exact name of Registrant as specified in charter)


         MARYLAND                       1-12792                   56-1857807
(State or other jurisdiction    (Commission file number)       (IRS employer
        of incorporation)                                   identification no.)


               212 S. TRYON STREET, SUITE 500, CHARLOTTE, NC 28281 (Address of principal executive offices) (Zip Code)

                                 (704) 334-9905
              (Registrant's telephone number, including area code)



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ITEM 2.           ACQUISITION OR DISPOSITION OF ASSETS

         Summit Properties Partnership, L.P., a Delaware limited partnership (the "Partnership"), is the entity through which Summit Properties Inc., a Maryland corporation (the "Summit Properties") conducts substantially all of its business and owns (either directly or through subsidiaries) substantially all of its assets. On November 4, 1998, Summit Properties acquired a portfolio of multifamily properties in Texas (the "Ewing Portfolio") consisting of 2,465 apartment homes in seven communities located in Dallas, Austin and San Antonio.

         The acquisition of the Ewing Portfolio was effected pursuant to an Agreement and Plan of Reorganization dated as of October 31, 1998 (the "Merger Agreement") among Summit Properties, affiliates of Summit Properties (including the Operating Partnership), Ewing Industries, Inc., an Ohio corporation ("Ewing Industries"), affiliates of Ewing, and their respective partners, shareholders and members (together with Ewing Industries, "Ewing"). Pursuant to the Merger Agreement, the acquisition was funded through (i) the issuance to Ewing of 1,008,987 shares of common stock of Summit Properties (each, a "Share") and 141,921 units of limited partnership interest of the Partnership (each, a "Unit"), valued at $18.50 per Share and per Unit (or $21,291,801 in the aggregate), (ii) the assumption of $79,851,773 in long-term fixed-rate mortgage indebtedness, (iii) the payment of $50,598,397 in cash and (iv) receipt of $2,516,868 of credit for customary prorations and reserves. The per Share and Unit price was determined using a formula equal to the average of the daily high and low sales prices per Share on the New York Stock Exchange during a ten (10) trading day period prior to the closing of the acquisition and was subject to a minimum of $18.50 and a maximum of $22.50.

         Summit Properties entered into a Registration Rights Agreement with respect to the Shares issued in the transaction. Under the Registration Rights Agreement, the Shares (i) may not be offered, sold or otherwise disposed of during a period of at least one (1) year from the date of issuance of such Shares pursuant to the Merger Agreement (the "Lock-Up Period") and (ii) under certain circumstances may be registered pursuant to an effective registration statement filed under the Securities Act of 1933 after the expiration of the Lock-Up Period.

         The cash component of the transaction was funded through a draw on the Operating Partnership's $175,000,000 unsecured credit facility provided by First Union National Bank, as administrative agent for certain lenders thereunder. A portion of the consideration is deferred until stabilization of the Summit Las Palmas community which is currently in lease-up. The current estimate of the additional consideration to be paid at such time is (i) 1,030,009 Shares and 36,629 Units, valued at $18.50 per Share and per Unit (or $19,732,803 in the aggregate), and (ii) cash in the amount of $1,314,144. In the event that Summit Las Palmas does not stabilize by December 31, 1999, the community could be reconveyed to Ewing under certain circumstances.



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The following table briefly describes the Ewing Portfolio:


COMMUNITY                           LOCATION              YEAR            APARTMENT        OCCUPANCY
                                                       COMPLETED            HOMES       (AS OF 10/26/98)
---------                           --------           ---------          ---------     ----------------
Stabilized
Summit Belcourt                     Dallas               1994                180              97.2%
Summit Buena Vista                  Dallas               1996                467              92.5%
Summit Camino Real                  Dallas               1998                364              93.1%
Summit Turtle Cove                  Dallas               1996                348              92.2%
Summit Los Arboles                  Austin               1995/1996           408              93.4%
Summit Turtle Rock                  San Antonio          1995                250              97.2%
         Stabilized Total                                                  2,017              93.7%

Lease-Up
Summit Las Palmas                   Austin               1998                448                 *

______________
* Community is currently in lease-up and is expected to stabilize by year-end 1998.

ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS

(a)      Financial Statements of Businesses Acquired

         Audited financial statements will be filed by amendment as soon as practicable, but in no event later than 60 days after the date that this Current Report is filed.

(b)      Pro Forma Financial Information

          Pro forma financial information will be filed by amendment as soon as practicable, but in no event later than 60 days after the date that this Current Report is filed.

(c)      Exhibits


NUMBER      DESCRIPTION
------      -----------
2.1         Agreement and Plan of Reorganization dated as of October 31, 1998 among Summit Properties Inc., affiliates of Summit Properties Inc.
            (including the Summit Properties Partnership, L.P.), Ewing Industries,
            Inc., and affiliates of Ewing Industries, Inc. (filed herewith).
            Exhibits to this Agreement which have been omitted shall be supplementally furnished to the Commission upon request.

10.1        Amendment No. 13 to the Limited Partnership Agreement of Summit
            Properties Partnership, L.P. (filed herewith).

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

                                           SUMMIT PROPERTIES INC.



Dated: November 13, 1998                   By:   /s/ Michael L. Schwarz
                                               --------------------------------
                                           Michael L. Schwarz
                                           Executive Vice President and
                                           Chief Financial Officer




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                                  EXHIBIT INDEX

Number      Description
------      -----------
2.1         Agreement and Plan of Reorganization dated as of October 31, 1998 among Summit Properties Inc., affiliates of Summit Properties Inc.
            (including the Summit Properties Partnership, L.P.), Ewing Industries,
            Inc., and affiliates of Ewing Industries, Inc.  (filed herewith)

3.1         Amendment No. 13 to the Limited Partnership Agreement of Summit
            Properties Partnership, L.P. (filed herewith)